EXHIBIT 10.12

STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 28 day of September, 2004, between URBAN DEVELOPMENT PARTNERS (61), LLC, having an address c/o Urban Management Partners LLC, The Urban Center, 457 Madison Avenue, New York, New York 10022 party of the first part, hereinafter referred to as OWNER, and Doris Leslie Blau, Ltd., having a principal place of business at 724 Fifth Avenue, New York, New York 10019, Party of the second part, hereinafter referred to as TENANT,

Witnesseth:  Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire seventh (7th) floor in the building known as 306 East 61st Street in the Borough of Manhattan, City of New York for the term to ten (10) years, more or less until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date as defined in Paragraph 41(a)(f), and to end on the 30th Day of September two thousand and fourteen (2014) and both dates inclusive, at an annual rental rate of

See Paragraph 41, below,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:	2. Tenants shall use and occupy demised premises for Showroom for sale and display of carpets and tapestries and home furnishings.

Alterations:

3.      Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner.  Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner.  Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise.  All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense.  Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal.  All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.

Repairs:

4.      Owner shall maintain and repair the exterior of and the public portions of the building.  Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6, Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment.  All the aforesaid repairs shall be of quality or class equal to the original work or construction.  If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor.  If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.  Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid.  Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.  It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease.  Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of any action for damages for breach of contract.  The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5.      Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned front the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6.      Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter.  Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease).  Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability fire or other policies of insurance at any time carried by or for the benefit of Owner.  Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy.  If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.      This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8.      Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed; darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees.  Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant.  In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty

9.      (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.  (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided.  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property.  Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy.  (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casually.  Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain

10.      If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.  Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.;

11.      Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such, assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or 8 release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12.      Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
______________________
Rider to be added if necessary.

Access to Premises:

13.      Owner or Owner’s agents shall have the right  (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work  is in progress nor to any damages by reason of loss or interruption of business or otherwise.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices.  Tenant shall permit to remain thereon without molestation.  If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom.  Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:

14.      No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/ or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15.      Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.  Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any.  In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16.       (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.  If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum.  If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting.  Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17.      (1) If Tenant defaults in fulfilling any of the covenants of this lease; or if the demised premises becomes vacant or deserted “or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code); “ or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) thereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18.      In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.  In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19.      If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time (hereafter and without notice perform the obligation of Tenant thereunder.  If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs.  The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor.  If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alternations and Management:

20.      Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements.  Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21.      Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Tenant has inspected building and the dernised premises and is thoroughly acquainted with their condition and agrees to take the name “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term

22.      Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment

23.      Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24.      If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease.  If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease.  The provisions of this article arc intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25.      The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a Waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided.  All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant.  Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26.      It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.  It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature of description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.
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Inability to Perform

27.      This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices

28.      Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form s part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges

29.      If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent Tenant agrees to pay for water consumed, as shown on said meter as and when bills axe rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent.  Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised promises or the realty of which they axe part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.  If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent on the first day of each month, 15.5% of the total meter charges Tenant’s portion Independent of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30.      Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.  Tenant shall pay Owner as additional rent the sum of (15.5%) on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning

31.      As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall:  (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 3 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to l p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner.  Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building.  Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent.  Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner.  Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.  Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.  If the building of which the dernised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.
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Security:

32.      Tenant has deposited with Owner the sum of $54,333.33 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of such security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions

33.      The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34.      The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate.  The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by (be applicable Operating Engineers contract with respect to HVAC service.  Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35.      If an excavation shall be made upon land adjacent to the demised premises, or shall be aulhorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36.      Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt.  Notice of any additional rules or regulations shall be given in such manner as Owner may elect.  In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter nude or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass

37.      Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises.  Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner.  Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:

38.      Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing:

39.      If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns

40.      The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrate», successors, and except as otherwise provided in this lease, their assigns.  Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
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See rider annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	URBAN DEVELOPMENT PARTNERS (61), LLC
Landlord
By:

	By:	/s/ Philip Carter

Witness for Tenant	DORIS LESLIE BLAU, LTD., Tenant

	By:	/s/ Nader Bolour
Name: NADAR BOLOUR
Title: President.

ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this ___ day of __19 _____, before me personally came __________________ to me known, who being by me duly sworn, did depose and say that he resides in _______________________ that he is the ________________ of ______________ corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

………………………………………………

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this ____ day of ____,19______, before me personally came ___________________ to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that ________ he executed the same.

………………………………………………

  IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE IN
ACCORDANCE WITH ARTICLE 36.

1.      The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.      The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.      No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building.  Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.      No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.      No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises.  In the event of the violation, of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6.      No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8.      Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9.      No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10.    Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all of such persons.  Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p,m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.    Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.    Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odor» of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13.    Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises

RIDER TO LEASE DATED AS OF SEPTEMBER 28, 2004
BETWEEN URBAN DEVELOPMENT PARTNERS (61), LLC, AS LANDLORD
AND DORIS LESLIE BLAU, LTD., AS TENANT

41.           (a) Tenant shall pay to the Landlord base rent for the Demised Premises in accordance with the provisions of the printed form of this Lease as follows:

(i)           For the period commencing seven (7) days prior to the date that Landlord gives Tenant written notice (“Commencement Date Notice”) in the manner required by this Lease for notices at the address for Tenant stated on the first page of this Lease that Landlord’s mortgagee has approved this Lease (“Commencement Date”) through and including September 30, 2005 at an annual rental rate of $326,000.00, payable in equal monthly installments of $27,166.67;

(ii)          For the period October 1, 2005 through and including September 30, 2006 at an annual rental rate of $333,335.00, payable in equal monthly installments of $27,777.92;

(iii)         For the period October 1, 2006 through and including September 30, 2007 at an annual rental rate of $340,835.04, payable in equal monthly installments of $28,402.92;

(iv)         For the period October 1, 2007 through and including September 30, 2008 at an annual rental rate of $348,503.83, payable in equal monthly installments of $29,041.99;

(v)          For the period October 1, 2008 through and including September 30, 2009 at an annual rental rate of $356,345.16, payable in equal monthly installments of $29,695.43;

(vi)         For the period October 1, 2009 through and including September 30, 2010 at an annual rental rate of $364,362.93, payable in equal monthly installments of $30,363.58;

(vii)        For the period October 1, 2010 through and including September 30, 2011 at an annual rental rate of $372,561.10, payable in equal monthly installments of $31,046.76;

(viii)       For the period October 1, 2011 through and including September 30, 2012 at an annual rental rate of $380,943.72, payable in equal monthly installments of $31,745.31;

(ix)         For the period October 1, 2012 through and including September 30, 2013 at an annual rental rate of $389,514.95, payable in equal monthly installments of $32,459.58; and

(x)          For the period October 1, 2013 through and including September 30, 2014 at an annual rental rate of $398,279.04, payable in equal monthly installments of $33,189.92.

(b)           Notwithstanding the recitation of the annual rental rate in Paragraph (a) above, provided that Tenant shall not be in default of any material term, covenant or condition of this Lease beyond applicable notice and cure period, then, and in such event only, the full monthly installments of the base rent for November, 2004 and December, 2004, and fifty (50%) percent of the base rent for October 2005, October 2006, October 2007 and October 2008 shall be abated.  However, nothing herein shall modify Tenant’s obligation to pay the first month’s rent upon execution of this agreement, which shall be applied to the first monthly rent due.

(c)           As a special inducement to Landlord executing this Lease and in consideration for Landlord’s reducing the base annual rent by one hundred and fifty thousand ($150,000.00) dollars, as an amortized reduction of $15,000.000 each year over the ten-year term of the Lease, in the base rent from an initial base annual rent of $341,000.00 as Landlord’s Contribution to Tenant’s initial installation work, Tenant agrees to make not less than one hundred and fifty thousand ($150,000.00) dollars in initial improvements to prepare the Demised Premises for its own use and operation (“Tenant’s Initial Improvements”). All work shall be performed at Tenant’s sole cost and expense and subject to the provisions of Articles 3, 38 and 49 of this Lease.  Upon completion of Tenant’s Initial Improvements, Tenant shall deliver to Landlord lien waivers for all work performed, a paid signed itemized bill for all of Tenant’s Initial Improvements invoiced to Landlord, and all proof required by the appropriate governmental agencies that all plumbing, electrical, sprinkler and other work performed by Tenant for Tenant’s Initial Improvements was completed in a lawful manner.  The foregoing shall constitute a substantial obligation of this tenancy.  It is understood that the Landlord’s current mortgagee will reimburse Landlord for the cost of the Tenant’s Initial Improvements in the same amount.

(d)           As a further and special inducement to Landlord that its occupancy in the Building will add to the prestige and value of the Building as the “Interior Design Building” Tenant has represented that after Tenant has substantially completed Tenant’s Initial Improvements for the next twelve months Tenant will advertise its business at the Demised Premises for a total cost of not less than three hundred thousand ($300,000.00) dollars over the first three years of the Lease after the Commencement Date.  For the twelve months after the Commencement Date all such advertising and website promotion of its business must include the Tenant’s name and designating Tenant’s location with the name and logo of the Building as the “Interior Design Building” with the address of the Building at 306 East 61st Street, New York, N.Y. After the twelve months after the Commencement Date shall have expired, the Tenant must include in its internet website Tenant’s location with the name and logo of the Building as the “Interior Design Building” with the address of the Building at 306 East 61st Street, New York.

(e)           Landlord agrees to make a good faith effort to have its mortgagee approve this Lease within ten (10) days after the execution of this Lease by both parties and delivery of this Lease to Landlord’s mortgagee.  If the Landlord’s mortgagee has not approved the Lease and the Landlord has not sent the Commencement Date Notice within said ten day period, then either party shall have the right to cancel this Lease on written notice to the other party, and all monies delivered to Landlord on account of this Lease for rent and security shall be returned to Tenant.  If this Lease is approved and the Commencement Date Notice has been sent, then first month’s rent due to Landlord shall be adjusted pro rata as of the Commencement Date and any monies received by the Landlord shall be applied to the first month’s rent due with any credit due to Tenant applied to the next month of rent due.

42.          (a) Tenant’s operation of the Demised Premises shall be for its own account and liability and Landlord shall in no way be liable for or in any other manner responsible therefore.  Tenant shall indemnify and save harmless Landlord from and against any claim, penalty, loss, damage or expense, including reasonable attorney’s fees, connected with or arising out of Tenant’s use or occupancy of the Demised Premises, including but not limited to loss or damage by theft, fire and any other hazards, normally covered by comprehensive insurance, and from any damage or injury to persons or property, due to the acts or omissions of Tenant, its agents, servants, employees or invitees.

(b)          Without limiting the indemnities herein contained, Tenant shall, during the term of this Lease and at all times that Tenant is in possession of the Demised Premises, at its sole cost and expense, maintain comprehensive general liability insurance with respect to the Demised Premises and its use and occupancy thereof as herein provided with an insurance company or companies satisfactory to Landlord providing coverage in limits of no less than $2,000,000 for bodily injury, and no less than $1,000,000 for property damage.  Tenant shall also maintain all further insurance coverage in such limits as are customarily maintained by comparable operations.  Tenant shall keep all such insurance naming Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord and Tenant, as insureds.  Said insurance shall provide that the insurer will give Landlord ten (10) days’ notice in advance of any cancellation or reduction of coverage and that copies of all endorsements issued after the date of each policy will be forwarded to Landlord.  Tenant shall deliver to Landlord, prior to the commencement of the Lease term and upon request while this paragraph 42 (b) applies a certificate of endorsement of the aforesaid policies.  If at any time, Tenant shall neglect or fail to provide and keep in force such coverage as required hereunder, Landlord may, but is not obligated to, obtain such insurance as the agent of Tenant, the premiums therefore to be deemed Additional Rent hereunder, and the Tenant shall, upon demand, reimburse Landlord therefore, as Additional Rent.  Tenant’s failure to maintain the aforesaid policies shall be a material default hereunder.

(c)           Tenant shall also obtain, as its own cost and expense, naming both Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord, and Tenant as named insured, fire insurance for all personal property which may be affixed to the realty now located in the leased premises and including any future installations.

(d)           Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord’s fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the Demised Premises that are considered part of the realty under law.

(e)           Tenant hereby releases Landlord, Landlord’s partners and principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord’s partners, and principals, disclosed or undisclosed, and its agents and their respective employees, for loss, damage or destruction with respect to Tenant’s property by fire or other casualty (including rental value or business interest as the case may be) occurring during the term of this Lease and covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

43.           Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any (1) loss or damage to any building, structure, or other tangible property; (ii) liability for personal injury; or (iii) losses under worker’s compensation laws and benefits, even though such loss, damage, or liability might be caused by the negligence of such party, its agents, contractors, invitees, or employees.  Both Landlord and Tenant shall endeavor to obtain a waiver of subrogation from their insurance company.

44.           (a) Landlord will not furnish any electricity or gas for Tenant at the Demised Premises and Tenant shall pay for all electricity or gas consumed, as billed by the public utility or, if a meter is shared with an adjacent Tenant, shall pay applicable and agreed upon apportioned charges to the Tenant as billed.  Landlord will furnish heat to the Demised Premises at the same time Landlord furnishes heat to the building of which the Demised Premises form a part.  Landlord shall deliver the Demised Premises to Tenant upon the Commencement Date with air-cooling equipment in good working order, and the air-cooling equipment shall be sufficient to reasonably cool the Demised Premises and to keep the Demised Premises at a temperature in accordance with applicable law.  Tenant shall maintain, and make all necessary repairs to, the air-cooling equipment throughout the term of this Lease.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain, and promptly make repairs to all components of the electrical system from and including meters to and within the Demised Premises.  Tenant shall not be released or executed from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of electrical or gas service, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

(b)           Landlord shall furnish manually operated freight elevator facilities on weekdays on Monday through Friday from 9:00 a.m. to 6:30 p.m., and the automatic freight elevator commencing at 8:00 a.m. to 6:30 p.m. Monday through Friday, except on legal holidays, and self-service passenger elevator facilities at all times.  Tenant acknowledges that it shall not be open for business to customers other than Monday through Friday from 9:00 a.m. to 6:30 p.m. If Tenant shall desire to have access to the Demised Premises in order to be open for business to customers at any time other than as specified above (“After Hours Use”), Tenant shall give Landlord written notice of said intention to Landlord specifying the time and dates it desires to be open.  Landlord will endeavor to cooperate with Tenant to have the Building open for such After Hours Use by Tenant provided that Tenant pays to Landlord in advance any and all costs for such After Hours Use, including but not limited to Landlord’s estimated cost for heat, electricity, water and the cost of Landlord’s employees or other security personnel.  Landlord’s estimated cost for such services shall be final, binding and conclusive on Tenant.  After Hours Use expenses shall be prorated among all tenants in the building who are open during such After Hours Use.

(c)           Landlord at its expense shall remove Tenant’s ordinary waste generated solely by office functions for the Demised Premises so long as it is properly bagged and deposited at the first floor lobby adjoining the elevator at such regular times as Landlord shall from time to time establish.

45.          All signs and lettering except those wholly within and not visible from outside the Demised Premises will be of a type and manner approved by Landlord to conform with the nature and character of the building.

46.          Tenant agrees (a) the business to be conducted at, through and from the Demised Premises, the kind and quality of merchandise and services offered in the conduct of such business, the sales methods in such business, as well as other elements of merchandising, display and advertising and the appearance of the Demised Premises and the furniture, fixtures, and decoration therein, and of any signs, lettering, announcements, price schedules, tags or any other kind of forms of inscriptions displayed in or about Demised Premises, will be dignified and in conformity with the highest standards of practice at the time in question among first-class establishments dealing in the same or similar merchandise, and (b) not affix any signs on windows or doors of the premises with tape.

47.          Tenant shall use and occupy the Demised Premises only for the purposes stated in Article 2 of the Lease and for no other purposes.  Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenant expressly warrants and agrees that at no time and in no event may the Demised Premises, or any part thereof, be used for residential purposes.

48.          Tenant may make alterations, additions or improvements in or to the Demised Premises with the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.  All such work, at any time undertaken by Tenant, shall be in compliance with all rules, orders, regulations or requirements of governmental authorities, having jurisdiction there over and in a good and workmanlike manner.  Workers’ compensation insurance covering all persons employed by Tenant in this connection and general liability insurance, in such limits as may be reasonably requested by Landlord from time to time, shall be maintained by Tenant at Tenant’s sole cost and expense at all times while such work is in progress and Landlord shall be named as an additional insured thereunder.  Except for plumbing, sprinkler or electrical work, the prior written consent of Landlord shall not be required for nonstructural alterations that do not require a permit approval from the appropriate governmental agencies.

49.          (a) Any alterations, additions, or improvements, in whole or in part, undertaken by Tenant shall, at the expiration of the term of this Lease (or any extension or renewal thereof), remain in and be a part of the Demised Premises unless Landlord, no later than twenty (20) days prior to such expiration date, shall require (by written notice to Tenant) Tenant to remove same, in which event Tenant, at its expense, shall remove and repair any damage caused by such renewal.

(b)           Notwithstanding anything herein set forth to the contrary, if Tenant requests Landlord’s consent or approval to alterations, additions, or improvements and if, in connection with such request, Landlord seeks the advice of any attorneys, architects and/or engineers and other appropriate consultants, then Landlord, as a condition precedent to granting its consent or approval, may require that Tenant pay the reasonable fees of Landlord’s attorneys, architects and/or engineers in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

50.          Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances of passageways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known so long as such change does not reduce the size of the Demised Premises.

51.          Tenant has examined the Demised Premises and agrees to take possession of same in its “as is” condition.  Except as may be expressly provided herein to the contrary, Landlord shall have no obligation to furnish, render, or supply any work, labor, services, materials, fixtures, furniture, equipment or decoration to make the Demised Premises ready or suitable for Tenant’s occupancy.

52.          (a)           Tenant shall not sublease all or any portion of the Demised Premises or assign its interest in this Agreement without Landlord’s prior consent, such consent not to be unreasonably withheld, delayed or conditioned.  Upon Tenant’s request for Landlord’s consent, Tenant shall submit to Landlord, in writing, a counterpart of the proposed assignment or sublease, as the case may be, and the name of the proposed assignee or subtenant, the name and character of its business, the terms of the proposed assignment or sublease and such information as to the proposed assignee’s or subtenant’s financial responsibility and standing and any other information Landlord may reasonably request, including, without limitation, prior 2 years’ tax returns, prior 2 years’ financial statements, a bank reference, and a copy of the previous month’s bank statement, and a credit report from a reputable credit reporting agency.

(b)          Provided Tenant is not in default of any portion of this Lease, then Landlord’s consent to such request shall not be unreasonably withheld or delayed, provided:

(i)           The proposed assignee or subtenant shall use the Demised Premises, or the relevant part thereof, solely for the permitted use under Article 2, above, and such use

(aa)           is in keeping with the then standard of the building; and

(bb)           will not violate any negative covenant concerning “use” contained in any other Lease in the building; however, such “use” restrictions are to be construed solely against the Tenant and shall not affect the Landlord’s right to demise the premises, or any relevant part thereof, for such purposes as are permitted by law,

(ii)           The proposed assignee or subtenant is a reputable person of good character, with sufficient proven financial worth to meet the continuing obligation of this Lease; and

(iii)         The proposed assignee or subtenant is not a person with whom the Landlord is then negotiating a Lease for space in the building; and

(iv)         The form and substance of the proposed sublease or assignment shall be in the form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this paragraph; and

(v)          Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with such assignment or subletting, including, without limitation, any credit check or other investigation performed by Landlord, as to the acceptability of the proposed assignee or subtenant, and any legal fees incurred in connection therewith, which costs shall be deemed Additional Rent hereunder; and

(vi)         if the Tenant desires that its current guarantor be released from the guarantor, Tenant must submit the name, address and social security number of a new guarantor to substitute for the current guarantor that meets the requirements of (vii), below.

(vii)        Tenant must demonstrate to Landlord’s reasonable satisfaction that after consummation of the proposed assignment the proposed assignee and the substitute guarantor will have a combined net worth of five million ($5,000,000.00) dollars, exclusive of a) the value of a residence or furnishings in a residence, b) the value of any automobiles, c) the value of the business, assets or equity interest being assigned to the assignee as part of the assignment transaction, and d) with respect to the substitute guarantor the value of the substitute guarantor’s interest in the assignee.

(d)           In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant from its obligations under this Lease.  The Tenant’s right to sublet under this paragraph is personal solely to the within named Tenant and confers no such right on any sublessee of the named Tenant.

(e)           If the Landlord shall consent to any proposed assignment or sublease, or shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(f)           In the event that Landlord consents to a proposed assignment or sublease, and Tenant fails to execute and deliver to the Landlord either 1) the assignment and a substitute guaranty signed by the substitute guarantor on the same form that the current guarantor has executed, or 2) sublease, as the case may be, to which Landlord has consented, within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of subparagraph (a) of this paragraph before assigning this Lease or subletting all or part of the Demised Premises.  In no event shall any sublessee or assignee take possession of the Demised Premises until Landlord’s approval has been granted and a fully executed original sublease or assignment and substitute guaranty approved by Landlord, has been delivered to Landlord.  With respect to the assignment and substitute guaranty only, upon Landlord’s acceptance of the substitute guaranty, the original guaranty shall be null and void.

(g)            If event of an assignment of the Lease or sublease of the space, Tenant shall not receive any consideration for the assignment, whether as a direct payment, brokerage fee, finder’s fee or for fixtures, improvements or other consideration in any way related to the assignment or assignment transaction or sublease or sublease transaction either directly or indirectly without notifying Landlord at the time of giving Landlord notice of the intended assignment or sublease.  The failure to give Landlord notice of such consideration shall constitute a substantial default under this Lease.  With respect to the foregoing in the event of an assignment of the Lease in connection with the sale of all or a part of Tenant’s business and assets to the assignee, Landlord shall be entitled to the sum of one hundred thousand ($100,000.00) dollars from the assignee (“Assignment Consideration”), as additional rent, which shall be payable to Landlord on the first date that the assignment shall take effect.  In the case of a sublet only one half of any consideration received by Tenant from any subtenant in excess of the rent and additional rent payable by Tenant (“Excess Rent”) shall be paid to Landlord on demand.  The Excess Rent shall be calculated as follows:

(i)           Definitions:

a)           Tenant’s Annual Rent - all rent and additional rent payable by Tenant for the twelve months next succeeding in which any consideration is to be paid by Subtenant to Tenant.  For any amounts of additional rent that as of the date of the calculation are unknown, then current additional rental payments are to be used on an annualized basis and adjustments to those amounts shall be made when the amounts are known retroactively to the date of the first calculation.

b)           Subtenant’s Rent - any and all rent, additional rent and other consideration received or to be received by Tenant its affiliates, subsidiaries, officers, directors or shareholders, directly or indirectly related to the Sublease from the Subtenant during any Lease Year.

c)           Area - actual carpetable floor area.

d)           Tenant’s Costs In Subletting - Any and all costs and expenses incurred by Tenant for brokerage commissions, advertising, reasonable legal fees, costs and expenses paid to Landlord hereunder, and unreimbursed construction costs incurred by Tenant to construct the subtenant’s premises during the Lease Year the cost or expense was incurred.

e)           Subtenant’s Area Percentage - Area occupied by the Subtenant including any demising walls or partitions divided by the Area of the entire Demised Premises.

(ii)          Excess Rent - The Excess Rent shall be calculated by subtracting the product of the Subtenant’s Area Percentage and the Tenant’s Annual Rent from the difference of Subtenant’s Rent and the Tenant’s Cost in Subletting.

(iii)           Tenant shall furnish Landlord with copies of all statements of any consideration received by Tenant on demand by Landlord.  Any reasonable costs and expenses incurred by Landlord, including but not limited to reasonable attorney’s fees, in compelling disclosure of any information of consideration in excess of that disclosed by Tenant after due demand herein, shall be collectible as additional rent from Tenant.

(h)           If in connection with the sale of Tenant’s business, whether accomplished through a sale of Tenant’s assets or sale of more than 50% of stock, partnership interest or membership interest of Tenant, Tenant uses this Lease as collateral for a conditional sale or security interest that it may have or retain either through a re-assignment of the Lease, assignment in escrow with the delivery of a sublease to the purchaser or otherwise (“Hypothecation”), then notwithstanding any provisions to the contrary herein, the existing guarantor shall not be released from the guarantor until such time as 1) the Tenant sends notice to the Landlord that the Tenant or any designee permitted by Landlord has no further claim to possession of the demised premises or the Lease and the assignment has been delivered to the assignee, and 2) all rent and additional rent due to Landlord is fully paid as of the date such notice is sent to Landlord.  If in connection with the sale of Tenant’s business, whether accomplished through a sale of Tenant’s assets or sale of more than 50% of stock, partnership interest or membership interest of Tenant, Tenant or any designee of Tenant permitted by Landlord, the Hypothecation shall be deemed a full assignment of the Lease entitling the Landlord to receive the Assignment Consideration on the date the Hypothecation transaction is executed by the Tenant and assignee/purchaser of Tenant’s business.  If the due to a default by the assignee/purchaser in the Hypothecation transaction, the Tenant or any designee permitted by Landlord returns to possession of the demised premises Tenant or any designee permitted by Landlord shall give Landlord written notice of that fact, and if all rent due to Landlord has been paid in full and the Lease is not otherwise in material default, Landlord shall not be entitled any Assignment Consideration or other amounts as provided in subparagraph (g), above.

53.           An assignment of more than 50% of stock, partnership interest or membership interest of Tenant shall be deemed an assignment of the Lease.  Notwithstanding such prohibition, the ownership of any membership, stock, partnership or other equity interest in Tenant may be assigned or otherwise transferred to the children, step-children, spouse, or siblings (or to any trust or family partnership for the benefit of such persons) so long as said assignees are reputable and financially responsible.

54.           If, at the request of and as an accommodation to Tenant, Landlord shall place upon such directory board, as Landlord may from time to time maintain in the lobby of the building, one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the Demised Premises to such persons, firms or corporations.

55.           (a) In the event that the amount of Real Estate Taxes attributable to any fiscal year commencing July 1 and expiring the subsequent June 30 shall be greater than the amount of taxes on the real property for the fiscal year commencing July 1, 2004 and expiring June 30, 2005 (hereinafter referred to as the “Base Year”), then the Tenant shall pay to the Landlord, as Additional Rent, fifteen (15%) percent of the increase in Real Estate Taxes for each such year.

(b)           The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any Real Estate Taxes to be paid over a period of time, and the Tenant shall be obliged to pay only its proportionate share, determined as aforesaid, of the installments of any Real Estate Taxes as shall become due and payable during the term of this Lease or any renewal hereof.

(c)           Any amount due the Landlord under the provisions of this paragraph shall be deemed to be Additional Rent payable by Tenant and collectible by the Landlord as such and shall be paid within ten (10) days after the Landlord shall have submitted a bill to the Tenant showing in detail the computation of the amounts due the Landlord.  Such bill shall be submitted prior to the payment by the Landlord of each installment of real estate taxes imposed on the real property.  Any delay or failure of Landlord in billing any amount payable under this paragraph shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder.

(d)           Only Landlord shall be eligible to institute Real Estate Taxes reduction or other proceedings to reduce the assessed valuation of the Land or the Building.  If the Landlord shall receive any Real Estate Taxes refund in respect of any tax year following the Base Year, the Landlord may retain out of such Real Estate Taxes refund any reasonable expense incurred by it in obtaining such Real Estate Taxes refund.  Out of the remaining balance of such Real Estate Taxes refund, the Landlord may retain the amount of its proportionate share of the total Real Estate Taxes paid for such tax year.  The Landlord shall pay to the Tenant, or apply against Base Annual Rent or Additional Rent due Landlord hereunder, its proportionate share of such remaining balance of such Real Estate Taxes refund, such share to be determined as the proportionate share of total Real Estate Taxes paid (before giving effect to the refund) by the Tenant for the year affected by such tax refund.  Any reasonable and proper expense incurred by the Landlord in contesting the validity or the amount of the assessed valuation, which shall not be offset by a Real Estate Taxes refund, shall be added to the Real Estate Taxes due Landlord for the tax year in which such contest shall finally be determined.

(e)           The term “Real Estate Taxes” shall mean all taxes and assessments levied, assessed or imposed at any time by the City of New York or any other governmental authority which may now or hereafter be levied or assessed upon the land and building of which the Demised Premises form a part (Block 1435, Lot 44 in the Borough of Manhattan), (hereinafter called the “Real Property”), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against said land and/or building.  If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee or governmental imposition, however designated, shall be levied, assessed or imposed against Landlord in substitution, in whole or in part, for said real estate taxes, or in lieu of additional real estate taxes, then such franchise, license, income, transit, profit, or other tax fee, or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof.

(f)           In no event shall any rent adjustment hereunder result in a decrease in the Base Annual Rent.

(g)           In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then (i) the Real Estate Taxes for the Base Year shall be retroactively adjusted to reflect such reduction, (ii) the monthly installments of Additional Rent shall be increased accordingly, and (iii) all retroactive Additional Rent resulting from such adjustment shall be payable by Tenant within ten (10) days after the rendition of a bill therefor.

56.           Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install one photograph or other identifying sign in the lobby and one plaque on the outside of the Building in the same location as the prior 7th floor tenant of the Building had installed their photograph or other identifying sign or plaque.  If all of the other tenants in the Building consent in writing to Tenant having more than one plaque or photograph then Tenant may install one or more plaque or photograph.

57.           In the event that the cost to Landlord for fuel oil and/or gas for heating and/or hot water in the Building during any heating year during the Term of this Lease shall exceed the cost incurred by Landlord for the fuel oil and/or gas for heating and/or hot water in the Building during the base heating year, then Tenant shall pay to Landlord, as additional rent, fifteen and a half (15.5%) percent of each and every such increase.  Landlord shall provide to Tenant following the end of each heating year during the Term of this Lease (including the base heating year), copies of all bills and other reasonable evidence setting forth Landlord’s costs for fuel oil and/or gas for heating and/or hot water during such year and the base heating year, together with Landlord’s statement of the amount due from Tenant, and Tenant shall, within twenty (20) days after the sending of such statement, pay to Landlord such amount.  A “heating year” shall be defined as the period from July 1 to June 30 of the next succeeding calendar year.  The “base Heating year shall be defined as July, 1, 2004 to June 30, 2005.

58.           (a) Definitions:

(1)           Building - shall be defined as all those certain lands and the buildings erected thereon presently designated on the Tax Map of County of New York, as Block 1435, Lot 44 which lands and the buildings erected thereon are commonly known as and by the street address 306 east 61st Street New York, New York (including the Demised Premises and Building).

(2)           Operating Expenses - shall be defined as all costs incurred by or on behalf of (including, without limitation, any taxes thereon) in managing (Management expense shall be five (4%) percent of the gross rentals in the Building), equipping, cleaning, replacing, refurbishing, repairing, maintaining, servicing and operating the Building, including, without limitation, the building and improvements constituting the Building, the common areas, the sidewalks and other areas adjacent to Building and the facilities, systems, equipment, machinery and other property relating thereto.  Operating Expenses shall not included Real Estate Taxes, capital improvements and fuel.  Without limiting the foregoing definition of operating costs, operating costs shall include the cost of (i) salaries, wages and other compensation paid to personnel engaged in the management, operation, security, cleaning, servicing and maintenance of Building, including health and life insurance, pension and similar general welfare benefits, payroll, social security and unemployment taxes, disability and workmen’s compensation coverage and similar union or other requirements; (ii) fire and casualty, rent, liability, fidelity, plate glass and other insurance, in such type, kind and amounts and with such carriers as Landlord may elect; (iii) safety, sanitary, security and traffic controls; (iv) sales, uses and personal property taxes; (v) snow, ice and refuse removal; (vi) uniforms, work clothes and dry cleaning; (vii) building, office and cleaning supplies, tools, materials, machines and equipment; (viii) electricity not consumed by tenants in their spaces, at the rates charged by the utility company providing electrical energy to Building for such electricity, as estimated by Landlord’s utility consultant, (ix) compliance with all present and future laws, ordinances, rules, regulations, requirements and codes of any governmental authority having jurisdiction, the New York Board of Fire Underwriters or any similar body and landlord’s insurance carriers; (x) performing any repairs or alterations for which any Tenant is not obligated to perform and similar obligations with respect to other unit operators; (xi) operating, maintaining, servicing, repairing and replacing heating, air conditioning, ventilating, vertical transportation (including elevators and escalators), lavatory, utility, mechanical, lighting, security, cleaning, safety and other building systems, machines, equipment and facilities; (xii) interest with respect to any operating cost; (xiii) decorating, refurbishing and remodeling feature and common areas; (xiv) special transportation vehicles, equipment and services to bring customers to Building; (xvii) advertising and promotion; (xvi) on and off-premises freight handling and distribution systems and (xix) legal, accounting, consulting and other professional fees and disbursements.  Landlord may cause any or all services or other work comprising operating costs, including the management of Building, to be provided by parties other than Landlord and operating costs shall include the fees and other charges incurred by or on behalf of Landlord to such parties for such services or work.

(3)           Tenant’s Share - shall be fifteen and a half (15.5%) percent.

(4)           Base Year - shall be defined as the twelve month Fiscal Year of July 1, 2004 through and including June 30, 2005.

(5)           Comparative Year - shall be defined as each twelve month Fiscal Year July 1 to June 30 subsequent to the Base Year.

(b)           If the Operating Expenses for the Comparative Year shall exceed the Operating Expenses for the Base Year, Tenant shall pay as additional rent to Landlord Tenant’s Share of such excess.  After each calendar year Landlord shall submit to Tenant a statement of Operating Expenses for the Base Year and for the Comparative Year, showing in reasonable detail a computation of the additional rent, if any, due to Landlord pursuant to the provisions of this Article.  Should there be additional moneys due Landlord, Tenant shall pay same within ten (10) days after having been furnished with Landlord’s statement, and if it shall dispute the statement it shall send Landlord a Notice particularly stating the items in dispute and the reasons therefor.  Any such payment for a calendar year falling part within the year in which the Term of this lease shall end shall be apportioned so that Tenant shall pay such share of only that portion thereof which corresponds with said calendar year which is within the Term of this lease.

(c)           The failure or delay by Landlord in sending to Tenant a Statement of Operating Expenses shall not be deemed a waiver or release to Tenant from paying any amounts collectible as additional rent hereunder.  In the event of any failure or delay by Landlord, Tenant shall be obligated to pay upon demand by Landlord the number of installments due on the date of the demand from the beginning of any calendar year for which any payment was due.

(d)           In the event of any dispute, Tenant shall pay the amount of Landlord’s bill or Statement hereunder and such payment shall be without prejudice to Tenant’s position.  If the dispute shall be determined in Tenant’s favor, by agreement or otherwise, Landlord shall pay to Tenant the amount of Tenant’s overpayment resulting from such compliance by Tenant.  Before Tenant shall raise any dispute to the Statement of Operating Expenses it must pay the entire amount demanded by Landlord.  Any dispute with respect to the Statement shall only be raised in a separate plenary action instituted by Tenant and not as a defense or counterclaim in any summary proceeding for possession or non-payment of rent and provided further Tenant has delivered a Notice of dispute, as per subparagraph (b), to Landlord; otherwise the Statement shall be conclusive, final and binding between the parties.  In any summary proceeding, the Statement of Operating expenses prepared by Landlord shall be binding, conclusive and final between the parties.

59.           (a) Subject to Tenant’s rights as set forth herein to dispute the mathematical correctness of any statement, bill or demand furnished by Landlord with respect to any item of Additional Rent provided for in this Lease, Tenant’s obligation to make any Additional Rent payments provided for in this Lease shall be absolute and not conditioned on the happening of any act, thing, or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant, other than the occurrence of cost increases giving rise to the obligation to make such payments.  Landlord’s failure during the term of this Lease to prepare and delivery any statements or bills, required to be delivered to Tenant hereunder, or Landlord’s failure to make a demand under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rent which may have become due pursuant to any provisions herein during term of this Lease and shall survive the expiration or sooner termination of this Lease.

(b)           In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Lease result in a decrease in Fixed Annual Rent, nor shall any adjustment of any Additional Rent payable by Tenant pursuant to any provision of this Lease result in a decrease in any other Additional Rent payable by Tenant pursuant to any provisions of this Lease, it being agreed and understood that the payment of Additional Rent under this Lease is an obligation supplemental to Tenant’s obligations to pay Fixed Annual Rent and any Additional Rent pursuant to any other provision of this Lease.

(c)           If a lease year shall end after the expiration or termination of this Lease, the Additional Rent payable by Tenant in respect thereof shall be prorated to correspond to that portion of such year occurring within the term of this Lease.

60.          If there now is, or shall be installed in the building a “sprinkler system” and said system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents, servants, employees, licensees, or visitors, Tenant shall forthwith restore the same to working condition at its own expense, and if the New York Board of Fire Underwriters or the New York Fire Exchange or any bureau, department or official of the State or City government requires or recommends that any changes, modifications, alterations or additional sprinkler heads, or other equipment be made or supplied by reason of Tenant’s business, the location of partitions, trade fixtures or other contents of the Demised Premises or for any other reason or if any such changes, modifications, alterations, additional sprinkler heads or other equipment became necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the Fire insurance rate so fixed by said exchange or by any fire insurance company, Tenant shall, at its own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads, or other equipment.

61.          In addition to the events described in Article 9(d) of the Lease, if the repair of any damage to the building would, in Landlord’s judgment, require an expenditure of more than forty percent (40%) of the full insurable value of the building immediately prior to the fire or other casualty, Landlord will have the options given to it pursuant to Paragraph 9, subsection (d) of the Lease.

62.          (a) If Tenant is in arrears in payment of rent or Additional Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

(b)           If Tenant shall default in payment of any fixed rent, percentage rent, Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for fifteen (15) days after Landlord shall have given to Tenant a written notice specifying such default, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this lease and the term stated hereby granted (whether or not the term shall have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in paragraph 18 of this Lease

63.          In the event any payment under this Lease shall be made in the form of a check from any other person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, be deemed recognition of a subletting or any assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.

64.          (a) If Tenant shall fail to pay all or any part of any installment of Fixed Annual Rent for more than five (5) days after the same shall become due and payable, Tenant shall pay as Additional Rent hereunder to Landlord a late charge of three (3) cents for each dollar of the amount of such Fixed Annual Rent or Additional Rent which shall not have been paid to Landlord within five (5) days after becoming due and payable.

(b)           In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of Fixed Annual Rent and Additional Rent) and payment is not made within fifteen (15) days after the same shall become due, Tenant shall pay as Additional Rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid.  Such interest shall be computed at a rate which shall be one (1%) percent per month; provided, however, in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a Lease.

(c)           The late charge payable pursuant to subparagraph (a) above and the interest payable pursuant to subparagraph (b) above shall be (i) payable on demand and (ii) without prejudice to any of Landlord’s rights and remedies hereunder, at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies.  No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges and interest as provided in this paragraph shall constitute a waiver by Landlord of its right to enforce the provisions of this paragraph in any instance thereafter occurring.  The provisions of this paragraph shall not be construed in any way to extend the grace periods or notice periods provided for in paragraph 17 of this Lease.

65.           Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord other than the annual rent are deemed to be Additional Rent, and any default in the payment of Additional Rent shall give to Landlord the same remedies as it has with respect to a default in the payment of rent.

66.           In the event the rent or Additional Rent or any part hereof provided to be paid by Tenant under the provisions of this Lease shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order, or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of this Lease.  Landlord shall not have the right to terminate this Lease if Tenant within such period of, thirty (30) days shall, in writing, lawfully agrees that the rental and Additional Rental herein reserved is a reasonable rental and additional rental, and agrees to continue to pay such rental and additional rental and if such agreement by Tenant shall then be legally enforceable by Landlord.

67.           If, in connection with obtaining financing for the building, a bank, insurance company or other lending institution shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

68.          If the Landlord, its successor or assigns or any contract vendee decides that after June 1, 2011 it intends to convert all or substantially all of the Building above the first floor to residential use, then the Landlord, its successor or assigns shall send Tenant six (6) months prior notice of termination and cancellation of the lease and the lease shall terminate and expire on the date set forth in said notice as if said date were fixed in the lease for the end and expiration of the term.  For the purpose of this Article the notice sent by Landlord its successor or assigns or any contract vendee shall constitute prima facie evidence of Landlord’s intention to convert all or substantially all of the Building above the first floor to residential use.

69.          (a) Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability, including reasonable attorney’s fees and expenses, resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or earlier termination of this Lease, including, without limitation, any claims by any succeeding Tenant founded on such delay.

(b)           The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant’s timely surrender of the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement.  Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within ten (10) days after the date of the expiration or earlier termination of the terms of this Lease, then Tenant will pay Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this Lease, a sum equal to two (2) times the average rent and Additional Rent which was payable per month under this Lease during the last six (6) months of the term hereof.

(c)           The provisions of subparagraph (a) and (b) above are independent of one another and Tenant agrees that payments made pursuant to subparagraph (b) shall not in any way reduce Tenant’s obligation to indemnify Landlord pursuant to subparagraph (a).  The payments required to be made by Tenant pursuant to subparagraphs (a) and (b) above shall be (i) payable on demand, and (ii) without prejudice to any of Landlord’s rights and remedies hereunder at law or in equity for Tenant’s delay in surrendering the Demised Premises in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease.

70.          Notwithstanding paragraph 28 of the printed portion of this Lease, all bills or rent or additional rent statements sent by Landlord to Tenant may be sent by regular mail.

71.          Tenant shall give notice to Landlord, in writing, promptly after Tenant learns of any accident in or about the Demised Premises.  This notification shall not be deemed to imply or impose any liability upon Landlord relating to such accident.

72.          Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

73.           Tenant shall look only to Landlord’s estate and property in the building and the income derived therefrom for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach of Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises; and if Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

74.           If Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance (the rights to money damages or other injunction being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as matter of law Landlord may not unreasonably withhold its consent or approval.

75.           Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or offset, of whatever nature and description, in any proceeding or action which may be instituted by Landlord against Tenant to recover rent, Additional Rent, other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of said premises, except mandatory counterclaims.  This clause, as well as the “waiver of jury trial” provision of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the terms thereof.  Nothing herein contained, however, shall be construed as a waiver of Tenant’s right to commence a separate action on a bona fide claim against Landlord.

76.           Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease.

77.           If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

78.           This Lease shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the provisions to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provisions of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the content may require.

79.           The captions, numbers and definitions herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.  In conjunction therewith, the defined term “Landlord” as used in this Rider shall be deemed to be one and the same as the defined term “Owner” as used in the printed portion of this Lease.

80.           This Lease shall not be binding upon Landlord unless and until it has been duly executed by Landlord, approved by the Landlord’s mortgagee, and delivered by Landlord to Tenant.

81.           Except as otherwise specifically stated in this Lease, all rent due under this Lease, whether base rent or additional rent, is due on the first of each month, in advance.

82.           If Landlord shall incur any expense (whether paid or not) arising from either (a) its performance of any act which Tenant is required to perform hereunder; or (b) enforcement of any of its legal rights or remedies against Tenant, whether related to a default by Tenant hereunder or otherwise, and whether or not formal legal action or proceedings be commenced; or (c) its successful defense of any action or proceeding brought by Tenant whether such action be related to a provision of this Lease or otherwise; or (d) its successful prosecution of any counterclaim or third party claim in the context of an action or third party action brought against it by tenant, such expense, context of action or third party action brought against it by Tenant, such expense, including attorney’s fees and disbursements, shall be paid by the tenant to the Landlord on demand as Additional Rent.  The terms “successful defense” and “successful prosecution” as used herein shall mean any determination on the merits by a Court of competent jurisdiction in favor of the Landlord or, in the event of default by Tenant, the entry of default judgment against him, her or it.

83.           Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the negotiation or consummation of this Lease, other than Urban Management Inc. (“Urban”) and Urban wills receive from Landlord’s mortgagee one full leasing commission.  Tenant covenants and agrees hold harmless and indemnify Landlord from and against any and all cost, expense (including, without limitation, attorney’s fees and expenses) or liability for compensation with respect to this Lease or the negotiation thereof other than aforesaid.

84.           Provided that a) Tenant is not in default of any of the terms covenants and conditions of this Lease beyond applicable notice and cure dates and b) as its primary business Tenant sells antique carpets or carpets that are over fifty years old, Landlord agrees that it will not lease other space in the Building for a primary use constituting the sale of antique carpets or carpets over fifty years old.  The foregoing restriction shall terminate if during any calendar year that this Lease is effect, Tenant no longer sells antique carpets or carpets that are over fifty years old as its primary business, which shall be defined as more that fifty (50%) percent of revenue from such sales during any such calendar year.

URBAN DEVELOPMENT PARTNERS (61), LLC
Landlord

By:	/s/ Philip Carter
PHILIP CARTER, Managing Member

DORIS LESLIE BLAU, LTD., Tenant

By:	/s/ Nader Bolour
NADER BOLOUR, President

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the 28th day of September in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared Nader Bolour, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument,

By:	/s/ Burton R. Ross
Notary Public